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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Industrial Holdings, Inc. on Form S-4 of our report dated April 11, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty of Industrial Holdings, Inc.'s ability to continue as a going concern), appearing in this joint proxy statement-prospectus.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 22, 2001